                                                             EXHIBIT (h)(25)(b)
                                Amendment No. 1
                        Agreement With Respect To Trade
                             Names and Fund Names

   This Agreement with Respect to Trade Names and Fund Names (the "Agreement"), by and among AIM Management Group, Inc., ("AIM"), a Delaware company, AIM Variable Insurance Funds, Inc. ("AVIF"), a Delaware trust and an affiliate of AIM, The United States Life Insurance Company in the City of New York, a New York life insurance company ("Life Company"), and American General Securities Incorporated, an affiliate of Life Company and the principal underwriter of the Contracts ("AGSI"), (collectively, the "Parties"), is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

   WHEREAS, American General Equity Services Corporation ("AGESC") is a Delaware corporation and is registered as a broker-dealer under the 1934 Act and under any appropriate regulatory requirements of State law, and is a member in good standing of the NASD, and is an affiliate of AGSI and Life Company;

   WHEREAS, Life Company and AGESC have entered into a Distribution Agreement dated January 1, 2003 which sets forth AGESC's duties as distributor of the Contracts and replaces the Distribution Agreement between Life Company and AGSI; and

   WHEREAS, AGSI desires that AGESC replace AGSI as principal underwriter of the Contracts and as a party to the Agreement;

   NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the parties agree as follows:

   Effective on the date of the Distribution Agreement between Life Company and AGESC, indicated herein, AGESC will replace AGSI as principal underwriter of the Contracts and as a party to the Agreement. All the duties and responsibilities of AGSI shall become the duties and responsibilities of AGESC.

   WHEREAS, the Parties desire to amend Schedule A of the Agreement to address a logo change.

   NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the parties agree as follows:

   Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

   All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

EFFECTIVE DATE:____________


                                        A I M MANAGEMENT GROUP INC.

   Attest:                              By:
           --------------------                 --------------------
   Name:                                Name:
           --------------------                 --------------------
   Title:                               Title:
           --------------------                 --------------------

                                        A I M DISTRIBUTORS, INC.

   Attest:                              By:
           --------------------                 --------------------
   Name:                                Name:
           --------------------                 --------------------
   Title:                               Title:
           --------------------                 --------------------

                                        THE UNITED STATES LIFE INSURANCE
                                        COMPANY IN THE CITY OF NEW YORK

   Attest:                              By:
           --------------------                 --------------------
   Name:                                Name:
           --------------------                 --------------------
   Title:                               Title:
           --------------------                 --------------------

                                        AMERICAN GENERAL SECURITIES
                                        INCORPORATED

   Attest:                              By:
           --------------------                 --------------------
   Name:                                Name:
           --------------------                 --------------------
   Attest:                              Title:
           --------------------                 --------------------

                                        AMERICAN GENERAL EQUITY SERVICES
                                        CORPORATION

   Attest:                              By:
           --------------------                --------------------
   Name:                                Name:
           --------------------                --------------------
   Attest:                              Title:
           --------------------                --------------------

                                  SCHEDULE A

                                        Logo Colors

             [AIM LOGO]                 One Color - both the box
                                        and the word Investments
                                        print black with a white
                                        Chevron and White AIM
                                        inside the box.

                                        Two Colors - in printed
                                        versions of the logo, the
                                        preferred usage is always
                                        two color reproduction.
                                        The box prints in PMS 356
                                        Green with Chevron and
                                        AIM white and with the
                                        word Investment printing
                                        Black.

             [AIM LOGO]                 Four Color Process - the
                                        box prints Cyan 100%
                                        Magenta 0%, Yellow 100%,
                                        Black 20% to simulate PMS
                                        356 Green. The word
                                        Investments prints solid
                                        black.

                                      3